Exhibit 4a


                         VSE CORPORATION
                    EMPLOYEE ESOP/401(K) PLAN













        AMENDED AND RESTATED EFFECTIVE DECEMBER 28, 1989
           REFLECTING PLAN AMENDMENTS THROUGH DECEMBER 27, 1995

                            ARTICLE I
                           DEFINITIONS

                           ARTICLE II
                  TOP HEAVY AND ADMINISTRATION
     2.1  TOP HEAVY PLAN REQUIREMENTS. . . . . . . . . . . . . 15
     2.2  DETERMINATION OF TOP HEAVY STATUS. . . . . . . . . . 15
     2.3  POWERS AND RESPONSIBILITIES OF THE EMPLOYER. . . . . 17
     2.4  DESIGNATION OF ADMINISTRATIVE AUTHORITY. . . . . . . 18
     2.5  ALLOCATION AND DELEGATION OF RESPONSIBILITIES. . . . 18
     2.6  POWERS AND DUTIES OF THE ADMINISTRATOR . . . . . . . 19
     2.7  RECORDS AND REPORTS. . . . . . . . . . . . . . . . . 20
     2.8  APPOINTMENT OF ADVISERS. . . . . . . . . . . . . . . 20
     2.9  INFORMATION FROM EMPLOYER. . . . . . . . . . . . . . 20
     2.10 PAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . 20
     2.11 MAJORITY ACTIONS . . . . . . . . . . . . . . . . . . 21
     2.12 CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . 21
     2.13 CLAIMS REVIEW PROCEDURE. . . . . . . . . . . . . . . 21

                           ARTICLE III
                           ELIGIBILITY

     3.1  CONDITIONS OF ELIGIBILITY. . . . . . . . . . . . . . 23
     3.2  APPLICATION FOR PARTICIPATION  . . . . . . . . . . . 23
     3.3  EFFECTIVE DATE OF PARTICIPATION  . . . . . . . . . . 23
     3.4  DETERMINATION OF ELIGIBILITY . . . . . . . . . . . . 23
     3.5  TERMINATION OF ELIGIBILITY . . . . . . . . . . . . . 23
     3.6  OMISSION OF ELIGIBLE EMPLOYEE. . . . . . . . . . . . 24
     3.7  INCLUSION OF INELIGIBLE EMPLOYEE . . . . . . . . . . 24
     3.8  ELECTION NOT TO PARTICIPATE  . . . . . . . . . . . . 24

                           ARTICLE IV
                   CONTRIBUTION AND ALLOCATION

     4.1  FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTIONS . . 25
     4.2  PARTICIPANT S SALARY REDUCTION ELECTION  . . . . . . 25
     4.3  TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION . . . . . 28
     4.4  ALLOCATION OF SHARING CONTRIBUTIONS, FORFEITURES
          AND EARNINGS . . . . . . . . . . . . . . . . . . . . 28
     4.5  ACTUAL DEFERRAL TESTS  . . . . . . . . . . . . . . . 31
     4.6  ADJUSTMENT TO ACTUAL DEFERRAL TESTS  . . . . . . . . 33
     4.7  MAXIMUM ANNUAL ADDITIONS . . . . . . . . . . . . . . 34
     4.8  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS. . . . . . 37
     4.9  TRANSFERS FROM QUALIFIED PLANS . . . . . . . . . . . 37
     4.10 DIRECTED INVESTMENT ACCOUNT. . . . . . . . . . . . . 39

                            ARTICLE V
                  FUNDING AND INVESTMENT POLICY

     5.1  INVESTMENT POLICY. . . . . . . . . . . . . . . . . . 41
     5.2  APPLICATION OF CASH. . . . . . . . . . . . . . . . . 41
     5.3  LOANS TO THE TRUST . . . . . . . . . . . . . . . . . 41
     5.4  PARTICIPANT DIRECTED INVESTMENTS . . . . . . . . . . 42

                           ARTICLE VI
                           VALUATIONS

     6.1  VALUATION OF THE TRUST FUND. . . . . . . . . . . . . 44
     6.2  METHOD OF VALUATION. . . . . . . . . . . . . . . . . 44

                           ARTICLE VII
           DETERMINATION AND DISTRIBUTION OF BENEFITS

     7.1  DETERMINATION OF BENEFITS UPON RETIREMENT. . . . . . 45
     7.2  DETERMINATION OF BENEFITS UPON DEATH . . . . . . . . 45
     7.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY . . 46
     7.4  DETERMINATION OF BENEFITS UPON TERMINATION . . . . . 46
     7.5  DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . 51
     7.6  HOW PLAN BENEFIT WILL BE DISTRIBUTED . . . . . . . . 53
     7.7  DISTRIBUTION FOR MINOR BENEFICIARY . . . . . . . . . 54
     7.8  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN . . . 54
     7.9  ADVANCE DISTRIBUTION FOR HARDSHIP  . . . . . . . . . 55
     7.10 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION. . . 56
     7.11 DIRECT ROLLOVER. . . . . . . . . . . . . . . . . . . 56

                           ARTICLE IX
            AMENDMENT, TERMINATION, MERGERS AND LOANS

     8.1  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . 58
     8.2  TERMINATION. . . . . . . . . . . . . . . . . . . . . 58
     8.3  MERGER OR CONSOLIDATION. . . . . . . . . . . . . . . 59
     8.4  LOANS TO PARTICIPANTS  . . . . . . . . . . . . . . . 59

                           ARTICLE IX
                          MISCELLANEOUS

     9.1  PARTICIPANT'S RIGHTS . . . . . . . . . . . . . . . . 61
     9.2  ALIENATION . . . . . . . . . . . . . . . . . . . . . 61
     9.3  CONSTRUCTION OF PLAN . . . . . . . . . . . . . . . . 62
     9.4  GENDER AND NUMBER. . . . . . . . . . . . . . . . . . 62
     9.5  LEGAL ACTION . . . . . . . . . . . . . . . . . . . . 62
     9.6  PROHIBITION AGAINST DIVERSION OF FUNDS . . . . . . . 62
     9.7  BONDING. . . . . . . . . . . . . . . . . . . . . . . 63
     9.8  EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE . . . . . 63
     9.9  INSURER'S PROTECTIVE CLAUSE. . . . . . . . . . . . . 63
     9.10 RECEIPT AND RELEASE FOR PAYMENTS . . . . . . . . . . 63
     9.11 ACTION BY THE EMPLOYER . . . . . . . . . . . . . . . 64
     9.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY . 64
     9.13 HEADINGS . . . . . . . . . . . . . . . . . . . . . . 64
     9.14 UNIFORMITY . . . . . . . . . . . . . . . . . . . . . 64
     9.15 SECURITIES AND EXCHANGE COMMISSION APPROVAL. . . . . 65
     9.16 VOTING COMPANY STOCK . . . . . . . . . . . . . . . . 65

                         VSE CORPORATION
                    EMPLOYEE ESOP/401(K) PLAN

          THIS PLAN, hereby adopted this 21st day of Dec, 1995, by VSE Corporation (herein referred to as the "Employer").

                       W I T N E S S E T H

               WHEREAS, the Employer heretofore established an Employee Stock Ownership Plan and Trust effective December 28, 1983 (hereinafter called the "Effective Date"), known as VSE Corporation Employee PAYSOP/401(k) Plan and which Plan shall hereinafter be known as VSE Corporation Employee ESOP/401(k) Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

               WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

               WHEREAS, the Employer desires to amend the Plan to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, regulations and other guidance; and

               WHEREAS, The Employer intends that the Plan be administered and interpreted so that the rights of any person (including such person's beneficiaries) who terminated employment or who retired on or before the effective date of this Plan, as amended and restated herein, or of the later of the adoption of or the effective date of a particular amendment, shall be determined solely under the terms of this Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant.

               NOW, THEREFORE, effective December 28, 1989, except where otherwise provided, the Employer hereby amends and restates the Plan in its entirety for the exclusive benefit of the Participants and their Beneficiaries, which in part is intended to qualify as a stock bonus "employee stock ownership plan" within the meaning of Code Sections 401(a) and 4975(e)(7), and which in part is a profit sharing plan intended to satisfy the requirements of Code Sections 401(a) and 401(k), and the Trustee hereby accepts the Plan on the following terms (which terms shall include the foregoing clauses):

                            ARTICLE I
                           DEFINITIONS

               "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

               "Administrator" means the person or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

               "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code
     Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code
     Section 414(o). The term Affiliated Employer shall be modified as required by Code Section 415(h) for purposes of applying the limitations of Code Section 415 to this Plan.

               "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, subject to the provisions of Section 2.2.

               "Anniversary Date" means December 28th.

               "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

               "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 7.2 and 7.5.

               "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

               "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market.

               "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund. A separate accounting shall be maintained (a) for purposes of Section 4.10(a) and Section 7.4(a) with respect to that portion of the Company Stock Account acquired by the Plan after December 31, 1986, (b) for that portion of the Company Stock Account that is attributable to contributions for which the Employer was eligible for and elected a tax credit pursuant to Code Section 41 (referred to herein as PAYSOP contributions ), and (c) with respect to that portion of the Company Stock Account attributable to Elective Contributions and Non-Elective Contributions.

               "Compensation" with respect to any Participant:

               (a)  means such Participant's wages as defined in Code
     Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

               (b) For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in Code
     Section 414(h)(2) that are treated as Employer contributions. However, Compensation in the form of a federally mandated fringe benefit allowance, as provided for under the Service Contract Act, shall be disregarded.

               (c)  For a Participant's initial year of
     participation, Compensation shall be recognized for the entire
     Plan Year.

               (d) Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code
     Section 414(q)(6) because such Participant is either a ''five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulation.

               (e) (1) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                    (2) If, as a result of such rules, the maximum "annual addition" limit of Section 4.7(a) would be exceeded for one or more of the affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family Member's Compensation as determined prior to application of the Family Member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of in the manner described in Section 4.8(a) pro rata among all affected Family Members.

               (f) If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

               (g)  For Plan Years beginning prior to January l,
     1989, the $200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

               "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan.

               "Current Obligations" means the Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

               "Deferred Compensation" means with respect to any Participant means the amount of the Participant's total
     Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.8(a).

               "Early Retirement Date" means any Anniversary Date (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55 and has completed at least 5 Years of Service (as determined for vesting purposes under the Plan) (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

               "Elective Contribution" means the Employer's contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to
     Section 4.8(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(b) and Section 4.6 shall be considered an Elective Contribution for purposes of the Plan. Any such contributions deemed to be Elective Contributions shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the discrimination requirements of Regulation 1.401(k)-l(b)(5), the provisions of which are specifically incorporated herein by reference.

               "Eligible Employee" means any Employee, other than

               (a)  Employees who are Leased Employees;

               (b) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan or two percent or more of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in Regulation 1.410(b)-9;

               (c) Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employee which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); and

               (d) Employees of an Affiliated Employer or separate business unit, unless such Affiliated Employer or separate business unit has specifically adopted this Plan in writing for all or certain of its employees.

               "Employee" means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

               "Employer" means VSE Corporation and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the Commonwealth of Virginia.

               "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.7(c).

               "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant' s Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.7(c) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 2.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

               "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

               "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of
     Section 2550.408b-3 of the Department of Labor Regulations,
     Section 54.4975-7(b) of the Treasury Regulations and Section 5.3 hereof.

               "Family Member" means, with respect to an affected
     Participant, such Participant's spouse and such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

               "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

               "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

               "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of (a) the distribution of the entire Vested portion of a Terminated Participant's Account, or (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive l-Year Breaks in Service. Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

               "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

               "415 Compensation" means, with respect to any Participant, such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). If, in connection with the adoption of this amendment and restatement, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

               "414(s) Compensation" means, with respect to any Participant, such Participant's "Compensation" paid during a Plan Year as defined herein (but disregarding the last sentence of subsection (b), subsection (e)(2) and (f)). If, in connection with the adoption of this amendment and restatement, the definition of "414(s) Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "414(s) Compensation" means compensation determined pursuant to the Plan then in effect.

               "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

               (a)  Employees who at any time during the
     "determination year" or "look-back year" were "five percent owners" (as defined in Code Section 416(i)(1)(B).

               (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

               (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

               (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, Employees described in Code
     Section 414(q)(8)(A) through (D) shall be excluded, but such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation'' is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

               (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute
     "determination year" for "look-back year."

               The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b),
     (c) and (d) above shall be prorated based upon the number of months in the "lag period."

               For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in Code
     Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amounts specified in (b) and
     (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar Limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

               In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

               "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee' s 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year, "415 Compensation" and "five percent owner" shall have the same meaning as under the definition of Highly Compensated Employee. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q)) definition is applicable.

               "Highly Compensated Participant" means any Highly
     Compensated Employee who is eligible to participate in the Plan.

               "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

               Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

               For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

               An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a l-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

               "Income" means the income or losses allocable to Excess Deferred Compensation or Excess Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(d).

               "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

               "Key Employee" means an Employee as defined in Code
     Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

               (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section
     416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

               (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

               (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

               (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and
     (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

               For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457, and Employee contributions described in Code
     Section 414(h)(2) that are treated as Employer contributions.

               "Late Retirement Date" means the Anniversary Date coinciding with or next following a Participant's actual
     Retirement Date after having reached his Normal Retirement Date.

               "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

               "Non-Elective Contribution" means the Employer's contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in
     Section 4.2 and any Qualified Non-Elective Contribution.

               "Non-Highly Compensated Participant" means any
     Participant who is neither a Highly Compensated Employee nor a Family Member.

               "Non-Key Employee" means any Employee or former
     Employee (and his Beneficiaries) who is not a Key Employee.

               "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

               "Normal Retirement Date" means the Anniversary Date nearest the Participant's Normal Retirement Age.

               "l-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

               "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

               A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a l-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

               "Other Investments Account" means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock. A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

               "Participant" means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

               "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Non-Elective Contributions.

               "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

               "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer' s Elective Contributions. A separate accounting shall be maintained with respect to that portion of the Participant' s Elective Account attributable to Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

               "Plan" means this instrument, including all amendments thereto.

               "Plan Year" means the Plan's accounting year of twelve
     (12) months commencing on December 28th of each year and ending the following December 27th.

               "Qualified Non-Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to
     Section 4.1(b) and Section 4.6. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests.

               "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

               "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

               "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 7.1).

               "Super Top Heavy Plan" means a plan described in
     Section 2.2(b).

               "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

               "Top Heavy Plan" means a plan described in Section
     2.2(a).

               "Top Heavy Plan Year" means a Plan Year commencing after December 31, 1983 during which the Plan is a Top Heavy Plan.

               "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for purposes of determining Highly Compensated Employees) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code
     Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

               (a) Employees with less than six (6) months of service;

               (b) Employees who normally work less than 17 1/2 hours per week;

               (c) Employees who normally work less than six (6) months during a year, and

               (d) Employees who have not yet attained age 21.

               In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

               The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

               "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

               "Trustee" means the person(s) or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

               "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

               "Unallocated Company Stock Suspense Account" means an account under the Plan containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Accounts.

               "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

               "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

               (a) For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

               (b) For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan. Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

               (c) Years of Service with any Affiliated Employer shall be recognized.

                           ARTICLE II
                  TOP HEAVY AND ADMINISTRATION

     2.1       TOP HEAVY PLAN REQUIREMENTS

               For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

     2.2       DETERMINATION OF TOP HEAVY STATUS

               (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

               If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

               (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

               (c)  Aggregate Account: A Participant's Aggregate
     Account as of the Determination Date is the sum of:

                    (1)  his Participant' s Combined Account
     balance as of the most recent valuation occurring within a twelve
     (12) month period ending on the Determination Date;

                    (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                    (3)  any Plan distributions made within the
     Plan Year that includes the Determination Date or within the four
     (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                    (4)  any Employee contributions, whether
     voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                    (5)  with respect to unrelated rollovers and
     plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

                    (6)  with respect to related rollovers and
     plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                    (7)  For the purposes of determining whether
     two employers are to be treated as the same employer in (5) and
     (6) above, all Affiliated Employers are treated as the same employer.

               (d)  "Aggregation Group" means either a Required
     Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                    (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                    (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                    (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                    (4)  An Aggregation Group shall include any
     terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

               (e) "Determination Date" means (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year, the last day of such Plan Year.

               (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

               (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

     2.3       POWERS AND RESPONSIBILITIES OF THE EMPLOYER

               (a) The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

               (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

               (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

               (d) The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 9.16.

     2.4       DESIGNATION OF ADMINISTRATIVE AUTHORITY

               The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

     2.5       ALLOCATION AND DELEGATION OF RESPONSIBILITIES

               If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

     2.6       POWERS AND DUTIES OF THE ADMINISTRATOR

               The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terns of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

               The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

               (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

               (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

               (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

               (d) to maintain all necessary records for the administration of the Plan;

               (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

               (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

               (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

               (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

               (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

               (j) to establish and communicate to Participants a procedure, which includes at least three (3) investment options pursuant to Regulations, for allowing each Participant to direct the Trustee as to the investment of his Company Stock Account pursuant to Section 4.10;

               (k) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock
     Account pursuant to Section 9.16;

               (l) to enter into a written agreement with regard to the payment of federal estate tax pursuant to Code Section
     2210(b);

               (m) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

     2.7       RECORDS AND REPORTS

               The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

     2.8       APPOINTMENT OF ADVISERS

               The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

     2.9       INFORMATION FROM EMPLOYER

               To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.


     2.10      PAYMENT OF EXPENSES

               All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

     2.11      MAJORITY ACTIONS

               Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

     2.12      CLAIMS PROCEDURE

               Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

     2.13      CLAIMS REVIEW PROCEDURE

               Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                           ARTICLE III
                           ELIGIBILITY

     3.1       CONDITIONS OF ELIGIBILITY

               Any Eligible Employee who has completed 1000 Hours of Service with the Employer shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan prior to the close of the Plan Year in which he first becomes an Eligible Employee.

     3.2       APPLICATION FOR PARTICIPATION

               In order to become a Participant hereunder, each Eligible Employee shall make application to the Employer for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto.

     3.3       EFFECTIVE DATE OF PARTICIPATION

               An Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a l-Year Break in Service has not occurred).

               In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

     3.4       DETERMINATION OF ELIGIBILITY

               The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.13.

      3.5      TERMINATION OF ELIGIBILITY

               (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

               (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a l-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

     3.6       OMISSION OF ELIGIBLE EMPLOYEE

               If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     3.7       INCLUSION OF INELIGIBLE EMPLOYEE

               If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

     3.8       ELECTION NOT TO PARTICIPATE

               An Employee may, subject to the approval of the employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

                           ARTICLE IV
                   CONTRIBUTION AND ALLOCATION

      4.1      FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

               For each Plan Year, the Employer shall contribute to the Plan:

               (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer's Elective Contribution.

               (b) On behalf of each Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a percentage of each eligible individual's Compensation, the exact percentage to be determined each year by the Employer (which percentage may be zero).

               (c) A discretionary amount, which amount shall be deemed an Employer's Non-Elective Contribution (which amount may be zero).

               (d) Notwithstanding the foregoing, however, the Employer' s contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash, Company Stock or in such property as is acceptable to the Trustee.

               (e) Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

      4.2      PARTICIPANT'S SALARY REDUCTION ELECTION

               (a)  Each Participant may elect to defer his
     Compensation which would have been received in the Plan Year, but for the deferral election, in a flat dollar amount or in a whole percentage up to 18%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Elective Contribution and allocated to that Participant's Elective Account.

               (b)  The balance in each Participant's Elective
     Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

               (c)  Amounts held in the Participant's Elective
     Account may not be distributable earlier than:

                    (1) a Participant's termination of employment, Total and Permanent Disability, or death;

                    (2)  the termination of the Plan without the
     establishment or existence of a "successor plan," as that term is described in Regulation 1.401(k)- l(d)(3);

                    (3) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

                    (4) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                    (5)  the proven financial hardship of a
     Participant, subject to the limitations of Section 7.9.

               (d) A Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code
     Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

               (e) In the event a Participant has received a hardship distribution from his Participant's Elective Account pursuant to Section 7.9 or pursuant to Regulation 1.401(k)(1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code
     Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

               (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-l(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such


     Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant' s taxable year must satisfy each of the following conditions:

                    (1)  the distribution must be made after the
     date on which the Plan received the Excess Deferred Compensation;

                    (2)  the Participant shall designate the
     distribution as Excess Deferred Compensation; and

                    (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

               (g)  Notwithstanding Section 4.2(f) above, a
     Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

               (h) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

               (i) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                    (1) A Participant may commence making elective deferrals to the Plan only after first satisfying the eligibility and participation requirements specified in Article III. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect, and shall remain in force until revoked.

                    (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted on a monthly basis (unless the Administrator determines otherwise), during an election period established by the Administrator prior to the first day of any month. Any modification shall not have retroactive effect and shall remain in force until revoked.

                    (3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty
     (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

     4.3       TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

               Employer contributions will be paid in cash or Company Stock as the Employer may from time to time determine. Company Stock will be valued at its then fair market value. The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year, within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

               However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

     4.4 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

               (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

               (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                    (1) With respect to the Employer's Elective
     Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

                    (2) With respect to the Employer' s Qualified Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant's Elective Account in accordance with Section 4.1(b). Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the year.

                    (3) With respect to the Employer's Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year. Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

               (c)  (1)  The Company Stock Account of each
     Participant shall be credited as of each Anniversary Date with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall, in the sole discretion of the Administrator, either be credited to his Other Investments Account when paid or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account pursuant to
     Section 4.4(i) and, provided further, that Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the year.

                    (2) Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.4(i) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in an Unallocated Company Stock Suspense Account.

               (d) As of each Anniversary Date or other valuation date, after allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than Participants' Company Stock Accounts) as of such date.

               (e) Participants' accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

               (f) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 7.4(g)(2). The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

               (g) Minimum Allocations Required for Top Heavy Plan
     Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Participant described in this Section 4.4(g) shall be equal to at least three percent (3%) of such Employee's Compensation (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer's contributions allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's Compensation and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer's contributions allocated to the Participant's Combined Account of each Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee' s Deferred Compensation shall not be taken into account. For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer's contributions allocated on behalf of such Key Employee divided by the Compensation for such Key Employee. The minimum allocation described in this
     Section 4.4(g) shall be allocated to all Participants who are employed by the Employer on the last day of the Plan Year, including Participants who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan. For the purposes of this Section, the definition of "Compensation" in Article I shall be applied by disregarding subsections (b) and (c) thereof.

               (h) If a Former Participant is reemployed after five
     (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows: (1) one account for nonforfeitable benefits attributable to pre-break service; and (2) one account representing his status in the Plan attributable to post-break service.

               (i) All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal (or principal and interest, if the Exempt Loan documents so provide) paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal (or principal and interest, if the Exempt Loan documents so provide) to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, in the same manner as the Employer s Non-Elective Contributions are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.4(c) shall be allocated to each Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants' Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date or other valuation date in the same proportion that each Participant's and Former Participant's nonsegregated Accounts after the allocation of any earnings or losses pursuant to Section 4.4(d) bear to the total of all Participants' and Former Participants' nonsegregated Accounts after the allocation of any earnings or losses pursuant to Section 4.4(d).

      4.5 ACTUAL DEFERRAL PERCENTAGE TESTS

               (a) The annual allocation derived from Employer
     Elective Contributions to a Participant' s Elective Account shall satisfy one of the following tests:

                    (1) The "Actual Deferral Percentage" for the
     Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated
     Participant group multiplied by 1.25, or

                    (2) The excess of the "Actual Deferral
     Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by two (2). The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

               (b) For the purposes of this Section, the term "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

               (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

                    (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Employer Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

                    (2) The Employer Elective Contributions and
     "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

                    (3) If a Participant is required to be
     aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

               (d) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated
     Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

               (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code
     Section 410(b)(2)(A)(ii) as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (e) for Plan Years beginning after December 31, 1989 only if they have the same plan year. Notwithstanding the above, for Plan Years beginning after December 31, 1988, this Plan may not be combined with any other plan for purposes of determining whether this Plan or any other plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

               (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, no such aggregation of cash or deferred arrangements is required.

     4.6 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

          In the event that the initial allocations of the Employer's Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

               (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him until one of the tests set forth in Section 4.5(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation." However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                    (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                         (i) may be postponed but not later than
                              the close of the Plan Year following the Plan Year to which they are allocable;

                         (ii) shall be made from Qualified
                              Non-Elective Contributions only to the
                              extent that Excess Contributions exceed
                              the balance in the Participant's Elective
                              Account attributable to Deferred
                              Compensation;

                         (iii) shall be adjusted for Income; and

                         (iv) shall be designated by the Employer
                              as a distribution of Excess Contributions
                              (and Income).

                    (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

                    (3) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall then be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

               (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in
     Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

               (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

               (d) The Administrator is authorized to implement rules under which it may utilize any combination of the methods described in this Section 4.6 to assure that the limitations of
     Section 4.5(a) are satisfied.

      4.7 MAXIMUM ANNUAL ADDITIONS

               (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code
     Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

               (b) For "limitation years" beginning prior to July 13, 1989, the dollar amount provided for in paragraph (a)(1) above shall be increased by the lesser of the dollar amount determined under paragraph (a)(l) above or the amount of Company Stock contributed, or purchased with cash contributed; provided, that no more than one-third of the Employer's contributions for the year are allocated to Highly Compensated Participants. In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code
     Section 414)(q)(6) shall be determined pursuant to Regulations.

               (c) For purposes of applying the limitations of Code
     Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code
     Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

               (d) For purposes of applying the limitations of Code
     Section 415, the following are not "annual additions": (1) the transfer of funds from one qualified plan to another and (2) provided no more than one-third of the Employer Contributions to the Plan for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of
     Section 4.7(c)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2)
     repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

               (e) For purposes of applying the limitations of Code
     Section 415, the "limitation year" shall be the Plan Year.

               (f) The dollar limitation under Code Section
     415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

               (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

               (h) (l) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                    (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant' s accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code
     Section 412.

                    (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant' s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

               (i)  (1) If an Employee is (or has been) a
     Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for any "limitation year" may not exceed 1.0.

                    (2) If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                    (2) For any "limitation year" in which the Plan is a Top Heavy Plan, for purposes of calculating the defined benefit plan fraction and the defined contribution plan fraction,
      100 percent  shall be substituted for  125 percent  in Code
     Section 415(e)(2) or (3), as the case may be, unless the extra minimum allocation is being provided pursuant to Section 4.4. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

               (j) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     4.8 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

               (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.7 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts; (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account"; (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year"; (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

               (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.7.

               (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

     4.9 TRANSFERS FROM QUALIFIED PLANS

               (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

               (b) Amounts in a Participant' s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

               (c) Except as permitted by Regulations (including
     Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-l(d).

               (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant' s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

               (e) The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

               (f) For purposes of this Section, the term ''qualified plan" shall mean any tax-qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution; (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and
     (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

               (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

               (h) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code
     Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

               (i) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit'' as described in Section 8.1.

     4.10 DIRECTED INVESTMENT ACCOUNT

               (a) (1) Each "Qualified Participant" may elect within ninety (90) days after the close of each Plan Year during the "Qualified Election Period" to direct the Trustee in writing as to the investment of 25 percent of the total number of shares of Company Stock acquired by or contributed to the employee stock ownership plan (ESOP) portion of the Plan after December 31, 1986 that have ever been allocated to such ''Qualified Participant's" Company Stock Account (reduced by the number of shares of Company Stock previously invested pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent". If the "Qualified Participant" elects to direct the Trustee as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

                    (2) Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan valuation date immediately preceding the first day on which a "Qualified Participant" is eligible to make an election) of Company Stock acquired by or contributed to the ESOP portion of the Plan after December 31, 1986 and allocated to a "Qualified Participant's" Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the ESOP portion of the Plan.

               (b) For the purposes of this Section the following definitions shall apply:

                    (1) "Qualified Participant" means any
     Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

                    (2) "Qualified Election Period" means the six
     (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a ''Qualified Participant", or (ii) the first Plan Year beginning after December 31, 1986.

               (c) A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

                            ARTICLE V
                  FUNDING AND INVESTMENT POLICY

     5.1 INVESTMENT POLICY

               (a) The Plan is designed to invest primarily in Company Stock.

               (b) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

               (c) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

               (d) The Plan may not obligate itself to acquire
     Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

               (e) The Plan may not obligate itself to acquire
     Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

               (f) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

     5.2  APPLICATION OF CASH

          Employer Non-Elective Contributions in cash shall first be applied to pay any Current Obligations of the Trust Fund.

     5.3  LOANS TO THE TRUST

          (a) The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

                    (1)  To acquire Company Stock.

                    (2)  To repay such loan.

                    (3)  To repay a prior Exempt Loan.

               (b) All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

                    (1) The loan must be at a reasonable rate of interest;

                    (2) Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

                    (3) Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.4(g);

                    (4) Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer Non-Elective Contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

                    (5) The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

                    (6)  In the event of default upon an Exempt
     Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person within the meaning of Code Section 4975, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

                    (7)  Exempt Loan payments during a Plan Year
     must not exceed an amount equal to: (A) the sum, over all Plan Years, of all Employer Non-Elective Contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer Non-Elective Contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer non-Elective Contributions, cash dividends and earnings until the Exempt Loan is repaid.

     5.4  PARTICIPANT DIRECTED INVESTMENTS

               (a) The Administrator, in its sole discretion, may make a determination to rely on Section 404(c) of ERISA, as such section relates to Participant investment direction regarding the investment of all or any part of the Plan assets, to the extent not inconsistent with the rules pertaining to employee stock ownership plans and Exempt Loans. In the event of a decision to comply with Section 404(c) of ERISA, the Administrator shall establish rules and regulations and administer the affected portion of the Plan in a manner consistent with the disclosure, confidentiality and other provisions of Section 404(c) of ERISA and the regulations promulgated thereunder.

               (b) In the event that reliance on Section 404(c) is sought with respect to any portion of the Plan, the Administrator shall have the exclusive authority and discretion to direct the Trustee to establish one or more investment funds for the investment of the assets of the Trust fund. Such investment funds may include, but need not be limited to, (i) mutual fund(s) managed by an investment company or companies selected by the Administrator, (ii) collective investment trusts, (iii) unit investment trusts and (iv) annuities. In making such direction, the Administrator shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Administrator may, at any time, direct that a new investment fund or funds be established and/or discontinue an existing investment fund or funds. The assets constituting each investment fund shall be segregated and kept separate from the assets constituting the other investment funds. All dividends, interest and other income of, as well as any cash received from the sale or exchange of securities or other property of an investment fund, shall be invested and reinvested in the same investment fund.

               (c) If the Trustee receives any contribution under the Plan as to which written instructions directing its investment are not in effect, the Trustee may, in its discretion, either (i) hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment direction, or (ii) hold all or any portion of the contribution in savings accounts and other types of time or demand deposits with any financial institution.

               (d) Such of the Participant's Accounts as the Administrator shall permit the direction of Participants shall be invested, by means of providing the Appropriate Form to the Administrator or its delegate, in one or more of the investment funds, allocated in whole percentages totaling 100%.

               (e)  The Participant shall receive written
     confirmation of the Participant's investment instructions as soon as reasonably practicable after such instructions are given. Notwithstanding the above, the Trustee or the Administrator may decline to follow a Participant's investment direction if doing so would result in a non-exempt prohibited transaction under Section 4975 of the Code and/or 406 of ERISA, or any transaction which, if implemented, would give rise to an event described in DOL
          Regulations Section 2550.404c-1(d)(2)(ii).

                           ARTICLE VI
                           VALUATIONS

     6.1 VALUATION OF THE TRUST FUND

          The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called "valuation date," to determine the net worth of the assets comprising the Trust Fund as it exists on the "valuation date." In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair asset value as of the "valuation date" and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

     6.2 METHOD OF VALUATION

          Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent "valuation date" under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value.

                           ARTICLE VII
           DETERMINATION AND DISTRIBUTION OF BENEFITS

     7.1 DETERMINATION OF BENEFITS UPON RETIREMENT

          Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.6.

     7.2 DETERMINATION OF BENEFITS UPON DEATH

               (a) Upon the death of a Participant before his Annuity Starting Date, all amounts credited to such Participant's Combined Account shall become fully Vested. If elected, distribution of the Participant' s Combined Account shall commence not later than one
     (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

               (b) Upon the death of a Former Participant after his Annuity Starting Date, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

               (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

               (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

               (e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse as of his date of death. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                    (1) the spouse has waived the right to be the Participant's Beneficiary, or

                    (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                    (3) the Participant has no spouse, or

                    (4) the spouse cannot be located.

     In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be distributed in the following priority: (i) the Participant s spouse, (ii) the Participant s children, (iii) the Participant s siblings, (iv) the Participant s parents, (v) the Participant s grandchildren, and
     (vi) the Participant s estate.

               (f) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

     7.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

          In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired. If such Participant elects, distribution shall commence not later than one
     (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

     7.4 DETERMINATION OF BENEFITS UPON TERMINATION

               (a)  (1)  On or before the Anniversary Date
     coinciding with or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant's Combined Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant's Combined Account is not segregated, the amount shall remain in a separate account for the Terminated Participant and share in allocations pursuant to Section 4.4 until such time as a distribution is made to the Terminated Participant.

                    (2) If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant' s Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

                    (3) In the event that the amount of the Vested portion of the Terminated Participant's Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements so that the settlement options and forms of payment are consistent with the provisions of Section
     7.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts in the insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Account and then assign the Contracts to the Terminated Participant.

                    (4)  Distribution of the funds due to a
     Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant' s death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant' s Combined Account to be payable to such Terminated Participant at any time which is at least three (3) months after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                    (5) If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

     For purposes of this Section 7.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

                    (6)  To the extent not inconsistent with Code
     Sections 401(a)(9) and 401(a)(28), amounts held in the Participant's Account that are attributable to PAYSOP contributions may not be distributable earlier than:

                         (i)  the end of the 84th month beginning
     after the month the Company Stock acquired with the PAYSOP contribution is allocated to the Participant's Account;
                         (ii)      the Participant s termination of
     employment, Total and Permanent Disability, or death;

                         (iii)     the termination of the Plan;

                         (iv) the transfer of a Participant to the employment of an acquiring employer in the case of a sale to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the Employer;

                         (v)  the date of disposition by the
     Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

               (b) A Participant shall at all times be fully vested in his 401(k) Contributions Account, his Rollover Account, and that portion of the Participant s Account that is attributable to PAYSOP contributions. The Vested portion of any Participant's Account shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                        Vesting Schedule

               Years of Service                   Percentage
               Less than 3                            0%
               3                                     20%
               4                                     40%
               5                                     60%
               6                                     80%
               7 or more                            100%

     Notwithstanding the foregoing, the Vested interest of a Participant in his Participant Account who has not been credited with an Hour of Service on or after December 28, 1989, shall be determined in accordance with the vesting schedule in effect as of the date of the Participant s termination of employment with the Employer.

               (c) Notwithstanding the vesting schedule provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant's Account of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the total amount credited to his Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:







                        Vesting Schedule

               Years of Service                   Percentage
               Less than 2                            0%
               2                                     20%
               3                                     40%
               4                                     60%
               5                                     80%
               6                                    100%

     If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plans the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

               (d) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

               (e) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

               (f) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service (five (5) Years of Service with respect to Participants who have not completed an Hour of Service on or after December 28, 1989) as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                    (1) the adoption date of the amendment,

                    (2) the effective date of the amendment, or

                    (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

               (g)  (1) If any Former Participant shall be
     reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                    (2) If any Former Participant shall be
     reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to
     Section 4.1(c), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

                    (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                         (i) If a Former Participant has a l-Year
     Break in Service, his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                         (ii) Any Former Participant who under the
     Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive l-Year Breaks in Service equal or exceed five (5);

                         (iii) After five (5) consecutive 1-Year
     Breaks in Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                         (iv) If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                         (v) If a Former Participant who has not
     had his Years of Service before a l-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a l-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one
     (1) Year of Service.

     7.5 DISTRIBUTION OF BENEFITS

               (a) The Administrator, pursuant to the election of the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment. The distribution shall be based on the value of the Participant s Combined Account determined as of the valuation date coincident with or immediately preceding the date of distribution.

               (b) Any distribution to a Participant who has a benefit which exceeds, or has ever exceeded, $3,500 at the time of any prior distribution shall require such Participant's consent if such distribution occurs prior to his Normal Retirement Age. With regard to this required consent:

                    (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(g).

                    (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit. Such distribution may commence less than 30 days after the notice is given, provided that: (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                    (3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                    (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

               (c) Notwithstanding anything herein to the contrary, the Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants' or Former Participants' Company Stock Accounts be distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.

               (d) Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions.

               (e) Distributions of a Participant's Account after a Valuation Date shall not be credited with earnings or losses from the Valuation Date to the date of distribution.

               (f) Except as may be required to satisfy the requirements of Code Section 401(a)(9), distribution of a Participant's Account shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full.

               (g) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                    (1) A Participant's benefits shall be
     distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

                    (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

               (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                   However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

               (i) The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the Plan Administrator notwithstanding any contrary provision of Section 7.5.

               (j) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alterative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

               (k) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account (employment has not terminated) and the Participant may increase the Vested percentage in such account: (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and (2) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

             X equals P(AB plus (R x D)) - (R x D)

     For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

     7.6 HOW PLAN BENEFIT WILL BE DISTRIBUTED

               (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that with respect to the employee stock ownership plan (ESOP) portion of the Plan, if a Participant or Beneficiary so requests, such benefit (other than Company Stock reinvested pursuant to Section 4.10(a)) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to request that benefits under the ESOP portion of the Plan be distributed solely in Company Stock.

               (b) If a Participant or Beneficiary requests that benefits under the ESOP portion of the Plan be distributed solely in Company Stock, distribution of a Participant s benefit under the ESOP portion of the Plan will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant' s Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(g) and 7.5(e).

               (c) The Trustee will make distribution from the Trust only on instructions from the Administrator.

               (d) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company
     Stock.   However, no Company Stock acquired with the proceeds of
     an Exempt Loan hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an employee stock ownership plan. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of an Exempt Loan is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an employee stock ownership plan, an amendment of the Plan shall cause a termination of said protections and rights.

     7.7 DISTRIBUTION FOR MINOR BENEFICIARY

          In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

     7.8 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the Participant's attainment of his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

     7.9 ADVANCE DISTRIBUTION FOR HARDSHIP

               (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Participant's Elective Account, valued as of the valuation date coincident with or immediately preceding the date of distribution, the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the evaluation date immediately preceding the date of distribution, and the Participant' s Elective Account shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is on account of:

                    (1) Expenses for medical care described in Code
     Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

                    (2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                    (3) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                    (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

               (b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                    (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                    (2) The Participant has obtained all
     distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                    (3) The Plan, and all other plans maintained by the Employer, provide that the Participant s elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

                    (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

               (c) Notwithstanding the above, for Plan Years beginning after December 31, 1988, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section.

               (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

     7.10 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a ''qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a ''qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

     7.11 DIRECT ROLLOVER

               (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (b) For purposes of this Section the following definitions shall apply:

                    (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee' s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                    (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributee with regard to the interest of the spouse or former spouse.

                    (4) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                           ARTICLE VIII
            AMENDMENT, TERMINATION, MERGERS AND LOANS

     8. 1 AMENDMENT

               (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. Any such amendment shall be adopted by formal action of the Employer's board of directors. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

               (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

               (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.6(d), unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

     8.2 TERMINATION

               (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section
     7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

               (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.l(c).

     8.3 MERGER OR CONSOLIDATION

          This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

     8.4 LOANS TO PARTICIPANTS

               (a) The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis;
     (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for repayment over a reasonable period of time.

               (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                    (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                    (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

     For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

               (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

               (d) Any loans granted or renewed on or after the last day of the first Plan Year beginning after December 31, 1988 shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

                    (1) the identity of the person or positions authorized to administer the Participant loan program;

                    (2) a procedure for applying for loans;

                    (3) the basis on which loans will be approved or denied;

                    (4) limitations, if any, on the types and amounts of loans offered;

                    (5) the procedure under the program for
     determining a reasonable rate of interest;

                    (6) the types of collateral which may secure a Participant loan; and

                    (7) the events constituting default and the steps that will be taken to preserve Plan assets.

     Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

                           ARTICLE IX
                          MISCELLANEOUS

     9.1 PARTICIPANT'S RIGHTS

          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

     9.2 ALIENATION

               (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

               (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections
     2.12 and 2.13.

               (c) This provision shall not apply to a ''qualified domestic relations order" deemed in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.



     9.3 CONSTRUCTION OF PLAN

          This Plan and Trust shall be construed and enforced according to the Act and the laws of the Commonwealth of Virginia, other than its laws respecting choice of law, to the extent not preempted by the Act.

     9.4 GENDER AND NUMBER

          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     9.5 LEGAL ACTION

          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto included by them for which they shall have become liable.

     9.6 PROHIBITION AGAINST DIVERSION OF FUNDS

               (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

               (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so redeemed.

               (c) Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one ( 1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

     9.7 BONDING

          Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     9.8 EMPLOYER'S AND TRUST'S PROTECTIVE CLAUSE

          Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

     9.9 INSURER'S PROTECTIVE CLAUSE

          Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

     9.10 RECEIPT AND RELEASE FOR PAYMENTS

          Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

     9.11 ACTION BY THE EMPLOYER

          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

     9.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

          The "named Fiduciaries" of this Plan are (1) the Employer,
     (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the in proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions. which findings shall be binding, final and conclusive.

     9.13 HEADINGS

          The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     9.14 UNIFORMITY

          All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.



     9.15 SECURITIES AND EXCHANGE COMMISSION APPROVAL

          The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

     9.16 VOTING COMPANY STOCK

          (a) The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. The Trustee shall not vote Company Stock which a Participant or a Beneficiary, pursuant to this Section, fails to exercise.

          (b) Notwithstanding Section 9.16(a), if the Employer has a registration-type class of securities each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Participant s or Beneficiary s Company Stock Account under the ESOP part of the Plan is to be voted. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12. Shares of Company Stock described in this Section 9.16(b) which are not voted by the Participants and Beneficiaries shall be voted by the Trustees as they deem appropriate and consistent with their fiduciary responsibilities. The Trustees may solicit guidance and counsel in the administration of their duties under the Plan.

          IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

     Signed, sealed, and delivered in the presence of:

     VSE CORPORATION


     By    /s/  D. Ackerson          Date  December 21, 1995


     ATTEST


     TRUSTEES

     /s/  C. S. Weber

     CRAIG S. WEBER

     /s/  M. A. Robin

     MARK A. ROBIN